Corporate Resource Services, Inc. Appoints  New  Board  Member –  Plans on Expanding  Healthcare  Staffing Services

NEW YORK, N.Y. -- (Business Wire) – February 7, 2013 -- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified staffing, recruiting, and consulting services firm providing managed services and trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work, today announced that it its Board of Directors has appointed Larry M. Melby as an Independent Board Member.

Mr. Melby currently holds the position of Chief Executive Officer of Select Specialty Hospital in Lake Worth, Florida.  Previously, he held the positions of Chief Executive Officer of Town and Country Hospital in Tampa and Hollywood Medical Center of Hollywood,  where he was instrumental in establishing these facilities as healthcare leaders in South Florida.  Mr. Melby also served as CEO of HCA Grant Center Hospital and HCA Deering Hospital, both in Miami.  Mr. Melby has held other executive positions such as Chief Operating Officer for University Hospital in Tamarac, Florida and CEO of the Charter Hospital of Miami. Throughout Mr. Melby’s career, he has earned leadership roles with major national healthcare organizations like Tenet, HCA, Columbia and IASIS.

“We are extremely excited to have Larry as a Board Member,” said John Messina, CEO of Corporate Resource Services. “Larry’s knowledge and expertise in managing major healthcare facilities will assist us in growing our existing specialty Healthcare Staffing Services throughout the United States. In addition, our management team will work closely with Larry to grow our strategic relationships in the healthcare marketplace, which we expect will add to our higher margin professional business and help us reach our strategic objective of sustained profit margin improvement.  As an industry expert, Larry will also help us solidify our strategy to capitalize on the increased demand for staffing services that we believe will result from the implementation of Obamacare.”

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides diversified staffing, recruiting, and consulting services and offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The Company’s blended staffing solutions are tailored to its customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs ranging from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 205 staffing and on-site facilities in 37 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies.  To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380